UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Chaucer Holdings Limited Standby Letter of Credit Facility and Guaranty

Chaucer Holdings Limited (“Chaucer”), a wholly-owned, indirect subsidiary of The Hanover Insurance Group, Inc. (the “Company”), has replaced its existing Standby Letter of Credit Facility, used to provide Funds at Lloyd’s for the 2015 year of account and prior open years of account, with a new Standby Letter of Credit Facility for the 2015, 2016 and 2017 years of account and each open prior year of account (the “Facility”). The following is a description of the Facility and related Company Guaranty.

Facility Agreement

On October 15, 2015, Chaucer, as borrower, Chaucer Corporate Capital (No. 3) Limited (a wholly-owned subsidiary of Chaucer), as account party, and The Hanover Insurance International Holdings Limited (a wholly-owned subsidiary of the Company and the parent of Chaucer), as guarantor, entered into a Standby Letter of Credit Facility Agreement (the “Facility Agreement”) with the lenders party thereto from time to time, Lloyds Bank plc and ING Bank N.V., London Branch as mandated lead arrangers and Lloyds Bank plc as bookrunner, overdraft provider, facility agent of the other Finance Parties (as defined therein) and security agent to the Secured Parties (as defined therein). The Facility Agreement replaces the £130,000,000 Amended and Restated Standby Letter of Credit Facility Agreement entered into by Chaucer on November 15, 2013, previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2013. The Facility Agreement was effective as of October 15, 2015.

The Facility Agreement provides for a U.K. Sterling denominated letter of credit facility for Chaucer, not to exceed £170,000,000 outstanding at any one time, with the option to increase the amount available for issuances of letters of credit to £235,000,000 in the aggregate on one occasion only during the term of the Facility Agreement (subject to the consent of all Lenders thereunder and assuming no default and satisfaction of other specified conditions). Chaucer intends to use the letters of credit as “Funds at Lloyd’s” to provide regulatory capital supporting Chaucer’s underwriting through its managed Lloyd’s syndicates for the 2015, 2016 and 2017 years of account and each prior open year of account. A letter of credit commission fee on outstanding letters of credit is payable quarterly, and ranges from 1.125% to 1.50% per annum, depending on the Company’s credit ratings, for letters of credit that are not cash collateralized. The letter of credit commission fee on any portion of any letter of credit that is cash collateralized is 0.275% per annum. A commitment fee in respect of the unutilized commitments under the Facility Agreement is payable quarterly, and ranges from 0.394% to 0.525% per annum, depending on the Company’s credit ratings. Chaucer is also required to pay customary participation, structuring and agency fees.

The Facility Agreement contains covenants that limit the ability of Chaucer and its subsidiaries and guarantors thereunder, among other things, to incur or assume certain debt, merge or reconstruct, dispose of assets and materially change the nature or conduct of its business or investment strategy (except, in each case, as provided by certain exceptions). The Facility Agreement also contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross defaults to certain indebtedness, certain events of insolvency, certain events under ERISA, noncompliance with certain final judgments, change of control and material adverse effect. If such an event of default occurs, the lenders under the Facility Agreement would be entitled to take various actions, including the acceleration of amounts due under the Facility Agreement, requiring Chaucer to cash collateralize outstanding letters of credit and cancelling the Facility Agreement. Letters of credit are available for issuance under the Facility Agreement until December 31, 2016. No letters of credit issued under the Facility Agreement may expire after December 31, 2020.

As of October 14, 2015, there was a £130,000,000 letter of credit outstanding under the prior facility issued to the Society of Lloyd’s. On the effective date of the Facility Agreement, October 15, 2015, the existing £130,000,000 letter of credit was replaced by a £170,000,000 letter of credit outstanding.

Guaranty Agreement

Also on October 15, 2015, the Company entered into a Guaranty Agreement (the “Guaranty Agreement”) with Lloyds Bank plc, as Facility Agent and Security Agent (each as defined therein), pursuant to which the Company unconditionally guarantees the obligations of Chaucer under the Facility Agreement. The Guaranty Agreement contains certain financial covenants that require the Company to maintain a minimum net worth, a minimum risk-based capital ratio at the Company’s principal U.S. operating insurance companies and a maximum leverage ratio, and certain negative covenants that limit the Company’s and its subsidiaries’ ability, among other things, to incur or assume certain debt, grant liens on its property, merge or consolidate, dispose of assets, materially change the nature or conduct of its business and make restricted payments (except, in each case, as provided by certain exceptions). The Guaranty Agreement also contains certain customary representations and warranties. The Guaranty Agreement contains terms and conditions substantially similar to the prior guaranty agreement the Company had in place with Lloyds Bank plc in connection with Chaucer’s prior facility. The prior guaranty agreement was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2013. The Guaranty Agreement replaced the prior guaranty agreement upon the effectiveness of the Facility Agreement, which occurred on October 15, 2015.

The above summaries of the Facility Agreement and the Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Facility Agreement and the Guaranty Agreement. Copies of the Facility Agreement and the Guaranty Agreement are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 1.02	Termination of Material Definitive Agreement

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Concurrent with the effectiveness of the Facility Agreement and Guaranty Agreement, Chaucer’s existing facility agreement dated November 15, 2013, between Chaucer and Lloyds Bank plc and the Company’s existing guaranty agreement, dated November 15, 2013, between the Company and Lloyds Bank plc, each previously filed as Exhibits 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2013, were terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are filed herewith.

Exhibit 10.1	Standby Letter of Credit Facility Agreement, dated October 15, 2015, among Chaucer Holdings Limited, Chaucer Corporate Capital (No. 3) Limited and the lenders party thereto from time to time, Lloyds Bank plc and ING Bank N.V., London Branch as mandated lead arrangers and Lloyds Bank plc as bookrunner, overdraft provider, facility agent of the other Finance Parties (as defined therein) and security agent to the Secured Parties (as defined therein).

Exhibit 10.2	Guaranty Agreement, dated October 15, 2015, among The Hanover Insurance Group, Inc. and Lloyds Bank plc, as Facility Agent and Security Agent (each as defined therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date: October 20, 2015	By:	/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President, General Counsel and Assistant Secretary